Amendment to Administrative Services Agreement

THIS AMENDMENT, by and between LINCOLN FINANCIAL INVESTMENTS CORPORATION (“Adviser”), LINCOLN NATIONAL LIFE INSURANCE (“Administrator”), and SYMETRA LIFE INSURANCE COMPANY (“Company”), a life insurance company organized under the laws of the State of Iowa is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the Adviser and Company hereto entered into the Administrative Services Agreement (“Agreement”), executed and effective as of June 5, 2007, as amended;

WHEREAS, Adviser desires to assign the Agreement to Administrator, its affiliate and the administrator to the Funds; and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Schedule One shall be deleted in its entirety and replaced with the amended Schedule One attached below.

2.

Adviser hereby assigns to Administrator all of Adviser’s rights, title, and interest in and to the Agreement. Administrator hereby accepts said assignment and assumes the Agreement and all duties and obligations of Adviser thereunder. All references in the Agreement to “Lincoln Investment Advisors Corporation” or the “Adviser” are hereby replaced with “Lincoln National Life Insurance Company” or the “Administrator,” respectively. Administrator agrees that the terms and conditions of the Agreement which previously applied to Adviser are hereby ratified, confirmed by, and made applicable to Administrator.

3.	All references in the Agreement to “Lincoln Investment Advisors Corporation” are hereby changed to “Lincoln Financial Investments Corporation.”

4.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

5.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

6.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

LINCOLN FINANCIAL INVESTMENTS CORPORATION

By:	/s/ Benjamin Richer
Name:	Benjamin Richer
Title:	SVP, Head of Funds Management
Date:	4/1/2024

LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Benjamin Richer
Name:	Benjamin Richer
Title:	SVP, Head of Funds Management
Date:	4/1/2024

SYMETRA LIFE INSURANCE COMPANY

By:	/s/ Joelle Conley
Name:	Joelle Conley
Title:	Assistant Vice President
Date:	4/1/2024

SCHEDULE ONE

Investment Company Name	Fund Names	Asset Fee
Lincoln Variable Insurance Products Trust	LVIP American Century Balanced Fund – Standard Class II	0.25%
	LVIP American Century Inflation Protection Fund – Standard Class II	0.15%
	LVIP American Century Inflation Protection Fund – Service Class	0.15%
	LVIP American Century International Fund – Standard Class II	0.25%
	LVIP American Century Large Company Value Fund – Service Class	0.25%
	LVIP American Century Mid Cap Value Fund – Standard Class II	0.25%
	LVIP American Century Ultra Fund – Standard Class II	0.25%
	LVIP American Century Ultra Fund – Service Class	0.25%
	LVIP American Century Value Fund – Standard Class II	0.25%
	LVIP JPMorgan Core Bond Fund	0.25%
	LVIP JPMorgan Mid Cap Value Fund	0.25%
	LVIP JPMorgan Small Cap Core Fund	0.25%
	LVIP JPMorgan U.S. Equity Fund	0.25%
	LVIP Macquarie Diversified Income Fund	0.10%
	LVIP Macquarie High Yield Fund	0.10%
	LVIP Macquarie Limited-Term Diversified Income Fund	0.10%
	LVIP Macquarie U.S. REIT Fund	0.10%
	LVIP Macquarie SMID Cap Core Fund	0.10%
	LVIP Macquarie U.S. Growth Fund	0.10%
	LVIP Macquarie Value Fund	0.10%

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